Tait, Weller & Baker

Certified Public Accountants

1818 Market Street, Suite 2400

Philadelphia, PA 19103

215.979.8800

May 9, 2005

Mr. Thomas H. Forester, President

Forester Funds, Inc.

612 Paddock Lane

Libertyville, Illinois 60048

Dear Mr. Forester:

This is to confirm that effective May 6, 2005, the client-auditor relationship between Forester Funds, Inc. (Commission File Number 333-81907 and 811-09391) and Tait, Weller & Baker has ceased.

Sincerely,

/s/  Tait, Weller & Baker

Tait, Weller & Baker

Cc:

Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 1103

450 Fifth Street, NW

Washington, DC 20549